UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2005

ALLIANCE FIBER OPTIC PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-31857	77-0554122
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

275 Gibraltar Drive, Sunnyvale, California 94089
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code: (408) 736-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

        On November 9, 2005, Alliance Fiber Optic Products, Inc. (the “Company”) received a letter from The Nasdaq Stock Market that, in accordance with Marketplace Rule 4310(c)(8)(D), the Company is being provided an additional 180 calendar day compliance period, or until May 8, 2006, to regain compliance with the $1.00 minimum bid price requirement under Marketplace Rule 4310(c)(4). If the Company is unable to comply with Marketplace Rule 4310(c)(4) before May 8, 2006, the Company’s common stock will be delisted subject to the Company’s right to appeal. In addition, if we are unable to continue to meet any of The Nasdaq Capital Market’s other initial listing requirements during the additional 180 calendar day compliance period, its may be delisted from The Nasdaq Capital Market.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated: November 10, 2005

ALLIANCE FIBER OPTIC PRODUCTS, INC.

By /s/ Anita K. Ho
Name: Anita K. Ho
Title: Acting Chief Financial Officer